                  JOINT DEVELOPMENT AND OPERATING AGREEMENT



                             ELAN CORPORATION, PLC


                                      AND


                              CYTOGEN CORPORATION


                                      AND


                              TARGON CORPORATION


                              SEPTEMBER 26, 1996

     THIS JOINT DEVELOPMENT AND OPERATING AGREEMENT is dated September 26, 1996 among CYTOGEN CORPORATION, a Delaware corporation, having its principal place of business at 600 College Road East, Princeton, New Jersey 08540 (together with its Subsidiaries and Affiliates (each as defined below), " Cytogen"); ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, having its principal place of business at Monksland, Athlone, County Westmeath, Ireland (together with its Subsidiaries and Affiliates, "ELAN"); and TARGON CORPORATION, a Delaware corporation, having its principal place of business at 600 College Road East, Princeton, New Jersey 08540 (the "Company"). Capitalized terms not otherwise defined herein are defined in Section 1.1 hereof.

                                   RECITALS:

          A. The Company was formed on September 25, 1996 for the purpose of conducting research, development and commercialization of the ATS Compounds and the Cytogen Compounds related activities. The Company has issued 1,000,000 shares of its Common Stock to Cytogen on the date hereof, constituting 100% of the Company's issued and outstanding share capital (other than the Management Shares). In connection with the closing of the Securities Purchase Agreement, Cytogen has granted to Elan International Services, Ltd. ("EIS"), a Bermuda corporation and wholly-owned subsidiary of Elan Corporation, plc, the Elan Exchange Right, as provided in the Securities Purchase Agreement. Pursuant to the Elan Exchange Right, the Company has granted to EIS the option to exchange all of the issued and outstanding shares of the Cytogen's Series A preferred Stock initially for 500,000 shares of Common Stock of the Company, initially representing 50% of the share capital of the Company (other than Management Shares), subject to adjustment as described in the Securities Purchase Agreement.

          B. Cytogen and Elan have agreed to cooperate in the establishment and management of the Company for development of specific pharmaceutical compounds (biological and otherwise) incorporating the technologies developed by the Company, Cytogen, Elan and/or Advanced Therapeutic Systems, Ltd., a Bermuda corporation ("ATS"), and their sale and supply, and desire that such activities be undertaken through the Company, and for this purpose Cytogen and EIS have agreed to participate as holders of the Common Stock of the Company (in the case of EIS, through exercise, in EIS's discretion, of the Elan Exchange Right), for the purposes and on the terms set out in this Agreement. In connection with the forgoing, the Company shall acquire certain Technology and, in connection therewith, shall agree to make certain payments to Cytogen, Elan and ATS.

          C. The Company and Cytogen and Elan desire to set forth in the Agreement certain provisions relating to (1) the research, development and commercialization work described above and (2) the operations of the business of the Company.

                                  AGREEMENT:

                 ACCORDINGLY, IT IS HEREBY AGREED AS FOLLOWS:


                                   ARTICLE I


                                  DEFINITIONS

     1.1. In this Agreement, the following words and meanings shall, where not inconsistent with the context, have the following meanings respectively.

           "Additional Compounds" means any compound or formulation now or hereafter owned by the Company or in which the Company has any development, marketing or similar rights, other than the Compounds utilizing the Cytogen Technology or the Elan Technology.

           "Affiliate" means any Person other than the Company controlling, controlled or under the common control of Elan or Cytogen, as the case may be. For the purpose of this definition, "control" shall mean direct or indirect ownership of 40% or more of the stock or shares entitled to vote for the election of directors or the ability, by contract or agreement or otherwise, to direct the management and affairs of a Person.

           "Agreed" means agreed by all Parties and confirmed in writing.

           "Agreement" means this agreement (which expression shall be deemed to include the Recitals, the Schedules and Appendices hereto).

           "Articles" means the certificate or articles of incorporation and by-laws of the Company in the form attached as Exhibit D hereto.
                                               ---------

           "ATS Compounds" means [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

           "ATS Transfer Agreement" means the agreement dated the date hereof between ATS and the Company pursuant to which ATS has transferred the ATS Compounds and the related Intellectual Property to the Company.

           "Business" means the business of the Company as described in Article II and subject to the provisions of Article IV, such other business as the Parties may agree from time to time in writing should be carried on by the Company.

           "Business Plan" means the Company's business plan in the form attached hereto as Exhibit A or in such other form as shall be agreed to from
                   ---------
time to time in writing by Cytogen and Elan, in conjunction with the Research and Development Programs, for the conduct of the Business of the Company for each Financial Year for the duration of this Agreement, which shall include, in particular, details of the planned research and development expenses to be incurred in that Financial Year, which of the Shareholders shall be responsible for the relevant research and development expenditure, and how such expenses shall be funded.

          "Common Stock" means the common stock, $01 par value per share, of the Company.

          "Compounds" means the ATS Compounds and the Cytogen Compounds, together with any Additional Compounds hereafter acquired by the Company from Cytogen, ATS, Elan or any other Person, or developed by the Company.

          "Cytogen Compounds" means the [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

          "Cytogen Directors" means the Directors designated by Cytogen pursuant to the terms hereof and holding office from time to time.

          "Cytogen Technology" means any intellectual property, know-how, trade secrets, patents or patent rights or other rights relating to the Cytogen Compounds owned by Cytogen and transferred to the Company pursuant to the Cytogen Transfer Agreement.

          "Cytogen Transfer Agreement" means the agreement dated the date hereof between Cytogen and the Company pursuant to which Cytogen has transferred the Cytogen Compounds and the related Intellectual Property to the Company.

          "Directors" means the Cytogen Directors and the Elan Directors from time to time and any other Director agreed to by the Cytogen Directors and the Elan Directors from time to time.

          "Elan Directors" means the Directors designated by Elan pursuant to the terms hereof and holding office from time to time.

          "Elan Exchange Right" means the right granted by Cytogen to EIS, as set forth in the Securities Purchase Agreement, to acquire shares of Common Stock of the Company from Cytogen, as provided for in the Securities Purchased Agreement.

          "Elan Technology" means any intellectual property, know-how, trade secrets, patents or patent rights or other rights relating to the ATS Compounds owned by Elan or ATS and transferred to the Company pursuant to the ATS Transfer Agreement.

          "FDA" means the U.S. Food and Drug Administration or any successor U.S federal agency.

          "Field" means the [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

          "Financial Year" means initially, September 1, 1996 through December 31, 1996 and thereafter each year commencing on January 1 and expiring on December 31 of each year.

           "Independent Third Party" means any Person other than Elan, Cytogen, ATS or the Company, or any Affiliate of any such Person.

           "INDA" means any investigational new product application in relation to a Product or Compound.

           "Loan" means any loan(s) advanced from time to time by any of the Shareholders to the Company.

           "Management Shares" means Shares issued or issuable to directors, officers or other Persons pursuant to such plans, options, warrants, arrangements and/or understandings as shall be satisfactory to the Shareholders.

           "NDA" means a new drug application.

           "Net Sales" means the [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]

           "Party" means Elan, Cytogen or the Company, as the case may be; "Parties" means more than one Party.

           "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

           "PLA" means Product License Application.

           "Prime" means the prime or base rate established from time to time by Morgan Guaranty Trust Company in New York.

           "Product(s)" means depending on the context one or more formulations of the Compounds or based, in whole or in part, on the Technology and developed by or on behalf of the Company.

           "Research and Development Programs" mean(s), depending on the context, one or more programs of research and development work being conducted or to be conducted by Cytogen and/or Elan for and on behalf of the Company which have been devised by the Research Committee and approved by the Management Committee.

           "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of the date hereof between Cytogen and EIS, pursuant to which Cytogen has agreed to issue to EIS and EIS has agreed to purchase from Cytogen the securities set forth therein, including, without limitation, the Series A Preferred Stock of Cytogen, in connection with which Cytogen has granted to EIS the Elan Exchange Right.

           "Shares" means any outstanding shares of Common Stock.

           "Shareholder" means Cytogen or Elan for so long as such Party or its Affiliates owns at least 10% of the aggregate shares or, in the case Elan, has the right to acquire such Shares in connection with the Elan Exchange Right; "Shareholders" means both of Cytogen and Elan together.

           "Subsidiary" of any Person means any other Person at least 50% of the capital stock is owned by such first Person.

           "Supply Agreements" means one or more Manufacture and Supply Agreements to be entered into by Elan and/or Cytogen, on the one hand Company, on the other hand, pursuant to the terms hereof to facilitate commercial development and exploitation of Compounds or Products.

           "Technology" means, collectively, the Cytogen Technology, the Elan Technology and any intellectual property, know-how, trade secrets, patents or patent rights or other rights relating to the Compounds and, developed or acquired by or on behalf of the Company.

           "Territory" means all of the countries of the world.

           "Transfer Agreements" means the ATS Transfer Agreement and the Cytogen Transfer Agreement.

     1.2.  Words importing the singular shall include the plural and vice versa.

     1.3. Unless the context otherwise requires, reference to an article, paragraph, provision, clause or schedule is an article, paragraph, provision, clause or schedule of or to this Agreement.

     1.4. Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

     1.5. The headings in this Agreement are inserted for convenience only and do not affect its construction.


                                  ARTICLE II

                            THE COMPANY'S BUSINESS

     2.1. The primary object of the Company and any Subsidiaries is to carry on the business of the Field in the Territory and to achieve the objectives set out in this Agreement.

     2.2. On the date hereof, as provided in Article V hereof, (a) Cytogen is paying to the Company $20 million (the "Initial Capital"), in consideration of all of the Shares. The Company hereby agrees that, unless consented to by the Shareholders, it shall not issue any Shares other than Management Shares. Each of the Shareholders agrees that it shall use its best efforts to cause the Company to be bound by the provisions of this Agreement. Except as the Shareholders may otherwise agree in writing and except as may be provided in this Agreement, the Business Plan or any Supply Agreements, the Shareholders shall exercise their powers in relation to the Company so as to ensure that the business is carried on in a proper and prudent manner.

     2.3. Each of Cytogen and Elan shall use all reasonable and proper means at its disposal and within its power to maintain, extend and improve the Business of the Company, within the limits of this Agreement, and to further the reputation and interests of the Company.

     2.4. The central management and control of the Company shall be exercised at the principal place of business of the Company and shall be vested in the Directors and such persons as they may delegate the exercise of their powers in accordance with this Agreement. The Shareholders shall use their best endeavors to ensure that the Company is treated as resident for taxation in such jurisdiction as the Directors shall determine and that the right to use of the Technology shall, to the maximum extent practicable, be owned and held by the Company, or its Affiliate, or its designee.

     2.5. Each of the Shareholders hereby confirms that in the event of a dispute arising between the Company and a Shareholder, the Directors appointed by that Shareholder shall consent to any action or proceedings taken or initiated by the Company against that Shareholder to resolve the dispute.


                                  ARTICLE III

                            ARTICLES OF THE COMPANY

     3.1. In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company's Articles, the terms of this Agreement shall prevail as between the Shareholders.

     3.2. Subject to Section 3.1, each of the Parties hereto undertakes with each of the other Parties fully and promptly to observe and comply with the provisions hereof to the intent and effect that each and every provision thereof shall be enforceable by the Parties hereto.


                                  ARTICLE IV

                                  WARRANTIES

     4.1. The Company warrants to the Shareholders that the Recitals are true and correct in every respect insofar as they relate the Company, and that prior to the date hereof the

Company has neither traded nor incurred any liabilities or obligations of any nature whatsoever other than those imposed on the Company by virtue of its incorporation and this Agreement.

     4.2. Elan and Cytogen each warrants and undertakes to the other that the Shares to be acquired by it in the Company, as provided herein, will be acquired for its own absolute beneficial ownership and not on behalf of any other Person.

     4.3. Elan and Cytogen each warrants and undertakes to the other (with respect to Elan Corporation, plc and Cytogen Corporation, respectively) that except as disclosed in writing to each other prior to the execution of this
Agreement:

            (a) it is duly incorporated under the laws of its place of incorporation;

            (b) it has full authority and capacity to enter into and perform its obligations under this Agreement (having obtained all requisite corporate and governmental approvals);

            (c) it is not engaged in any litigation or arbitration, or in any dispute or controversy reasonably likely to lead to litigation, arbitration or any other proceeding, which would materially affect the validity of this Agreement, such Party's fulfillment of its respective obligations under this Agreement or the business of the Company as contemplated herein; and

            (d) that this Agreement has been fully authorized, executed and delivered by it and that it has full legal right, power and authority to enter into and perform this Agreement, which constitutes a valid and binding agreement between the Parties.

                                   ARTICLE V

                                    CLOSING

     5.1. The closing of the transactions contemplated hereby shall occur on the date hereof, simultaneously with the execution and delivery of this Agreement and the Securities Purchase Agreement, at the offices of counsel to Elan in New York, New York, or at such other place as the Shareholders shall agree upon.

     5.2. At the closing, each of the parties hereto shall take or (to the extent that the same is within such Person's powers) cause to be taken the following steps at Directors' and Shareholder's meetings of the Company, or such other meetings or closing, as appropriate:

            (a) the adoption by the Company of the Articles in the form attached hereto as Exhibit D and the designation and appointment of the initial
          ---------
Directors;

            (b) the consummation of the transactions contemplated by the Securities Purchase Agreement, including without limitation, the issuance by Cytogen to EIS of the common stock and Series A Preferred Stock of Cytogen issuable to EIS thereunder;

            (c) the issuance of the Shares to Cytogen and the appointment of the initial Directors of the Company, as agreed to on the date hereof by Cytogen and Elan;

            (d) the payment by Cytogen to the Company of the Initial Capital;

            (e) the execution by the Company, on the one hand, and ATS, Cytogen and EPRC, on the other hand, of the Transfer Agreements; and

            (f) the delivery of such additional documents and instruments, and opinions of counsel and other Persons, as shall be customary in the circumstances and reasonably requested by each of the Parties.


                                  ARTICLE VI

                                 CONTRIBUTIONS

     6.1 The Shareholders and the Company acknowledge and agree that the financial requirements of the Company will be borne by the Company, initially from the Initial Capital or such other basis as may be agreed by the Shareholders, in their sole discretion, whether by way of providing cash or technical know-how.

     6.2 Cytogen has contributed to the Company on the date hereof the Cytogen Compounds and the Cytogen Technology (pursuant to the Cytogen Transfer Agreement), and ATS has contributed to the Company on the date hereof the Elan Technology and ATS Compounds (pursuant to the ATS Transfer Agreement).

     6.3. The Shareholders agree that any further financing of the Company required in respect of any research and development expenditure to be incurred by the Company in excess of the contributions pursuant to Section 6.2 shall be borne as the Shareholders may hereafter agree; it being understood that neither Cytogen nor Elan shall have any obligation to contribute additional funds absent its specific agreement in respect thereof.

                                  ARTICLE VII

             MANAGEMENT AND DIRECTION OF RESEARCH AND DEVELOPMENT

     7.1 The Company's Board of Directors initially shall consist of (a) three Directors appointed by Cytogen, (b) three Directors appointed by Elan, and
(c) one independent Director (i.e., a Person who is not affiliated with either Cytogen or Elan). Such provisions shall remain in effect until the earlier to occur of the termination of this Agreement and the initial public offering of equity securities of the Company in a registered offering under the Securities Act of 1933 and the registration of the Common Stock under the Securities Act of 1934 (an "IPO"); provided, that at such time that Elan or Cytogen owns, directly or indirectly, fewer than 20% of the Shares, such Shareholder's (but not the other Shareholder's) right to appoint Directors shall expire.

     7.2. The Directors shall appoint a management committee (the "Management Committee") to exercise certain of their functions in accordance with their right to delegate such powers pursuant to the Articles. The Management Committee will consist of two individuals, one of whom initially shall be nominated by Elan and one of whom initially shall be nominated by Cytogen. Each of the Shareholders shall be entitled to remove any of its nominees to the Management Committee and appoint a replacement in place of any nominee so removed.

     7.3. The Management Committee shall appoint a research committee (the "Research Committee"). The Research Committee shall consist of two individuals, one of whom initially shall be nominated by Elan and one of whom initially shall be nominated by Cytogen. Each of the Shareholders shall be entitled to remove its nominee to the Research Committee and appoint a replacement in place of any nominee so removed. The number of individuals on the Research Committee shall be altered if agreed to by the Management Committee.

     7.4. The Management Committee shall be responsible for, among other things, devising implementing and reviewing strategy for the Business and, in particular, devising the Company's strategy for research and development in relation to the Field and to monitor and supervise the implementation of the Company's strategy for research and development.

     7.5. The Management Committee shall report all significant developments to the Directors and the Shareholders on the occurrence thereof and, in addition, shall report at quarterly intervals to the Directors and the Shareholders. In the event of an irreconcilable dispute or deadlock among the members of the Management Committee, the provisions of Article XXIII shall apply.

     7.6. The Research Committee shall be responsible for the implementation of the Research and Development Programs for the Company and shall meet at regular intervals to monitor the progress of the research and development programs and to report on its progress to the Management Committee. In the event of any dispute among the Research Committee, the Research Committee shall refer such dispute to the Management Committee whose decision on the dispute shall be binding on the Research Committee. If the Management Committee fail to reach a decision, the provisions of Article XXIII shall apply.

     7.7. The Company shall, in the first instance, solicit Cytogen or Elan to provide such research and development services as may reasonably be required by the Company, upon such terms and conditions as may be subsequently agreed by the Company, on the one hand, and Cytogen or Elan, on the other hand.

     7.8. The Company shall pay Elan and Cytogen for any research and development work carried out by them on behalf of the Company, as provided in the Business Plan and otherwise agreed to by the Management Committee, on the one hand, and Cytogen or Elan, on the other hand, subject to the proper vouching of research and development work and expenses. The payments by the Company to Elan and Cytogen shall be calculated [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

     7.9. In consideration of the patent rights granted, or which hereafter may be granted, by the Parties regarding the work to be completed hereunder in connection with the development of the Compounds and the Products, the Company shall pay to Cytogen and Elan the following amounts from time to time. [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

            In the event that the provisions of this Section 7.9 are applicable, the Company shall grant to Cytogen and Elan such audit and review rights related to the calculation payments and challenging of such applicable amounts as shall be reasonably customary in the pharmaceutical industry at such time, which rights shall be set forth in a written instrument signed by the Company.

     7.10. In no event shall Cytogen or Elan have any further or additional liability or obligation to the Company, other than as set forth in this Agreement, by virtue of the payments provided for under Section 7.9.

                                   ARTICLE

                           PROPERTY OWNERSHIP RIGHTS

     8.1. The Company shall own the legal and equitable title to the Technology, the ATS Compounds and the Cytogen Compounds. Cytogen and Elan shall have the sole right to license the Technology outside the Field Pursuant to and in accordance with the provisions of this Article VIII and Section 11.2.

     8.2. In the event that Cytogen or Elan wish to exploit the Technology outside the Field, such Shareholder or Shareholders shall provide written notice to such effect to the Company. The Company shall thereafter negotiate in good faith with each of the Shareholders as to the terms and conditions of a license or licenses in respect thereof, which shall be on then customary terms and conditions. Such license or licenses may be in the form of non-exclusive licenses to each of Cytogen and Elan or appropriate cross-licenses, or on such other terms and conditions as the Parties shall otherwise mutually agree; it being understood that such work which is directly related to or in furtherance of development of the Compounds, Products or Technology shall be the property of the Company. Such licenses may include non-exclusive license to each Cytogen and Elan or appropriate cross-licenses among the Parties. If the Parties are unable to agree upon the terms of any such license, such disagreement shall be referred to an Independent Expert, as provided in Article XXII.

                                  ARTICLE IX

                                 PATENT RIGHTS

     9.1. The Company shall have the right to obtain and prosecute patents and patent rights relating to the Compounds, Products and Technologies, whether within or outside the Field; rights outside the Field shall be governed by
Article VIII.

                                   ARTICLE X

                                  EQUIPMENT

     10.1. Any equipment or other assets purchased by Cytogen and/or Elan which is funded by the Company shall belong to the Company. The Parties shall appropriate arrangements as regards marking of such equipment and assets, insurance and bailment provisions.

                                  ARTICLE XI

                           EXPLOITATION OF PRODUCTS

     11.1. The Company will have an exclusive entitlement to develop and/or exploit Products in the Field. In order to commercialize the Products the Company shall obtain marketing approval in such countries in the Territory as is determined by the Business Plan. It may be necessary to file an INDA and perform clinical testing in more than one country, and the Shareholders shall reasonably agree on such testing.

     11.2. In the event that the Company decides that it does not wish to pursue the research and development and/or commercialization of a Product, and either Elan or Cytogen wishes to pursue such research and development and/or commercialization, the Company shall grant a license agreement in respect of such Product to Elan and/or Cytogen, as the case may be; provided, that such Product does not or will not compete in any material respect with any Product or proposed Product. The Company and the relevant Shareholder shall negotiate in good faith the terms of such a license agreement, which shall be on then-commercially customary and reasonable terms and conditions.

     11.3. The strategy for the commercialization of the Products shall be determined by the Management Committee, subject to the supervision of the Board of Directors.

                                   ARTICLE XII

                       TECHNICAL SERVICES AND ASSISTANCE

     12.1. Whenever commercially and technically feasible, the Company shall offer to contract with Cytogen or Elan as the case may be to perform such other services as the Company may require. In determining which party should provide such services, the Management Committee shall in good faith take into account the respective infrastructure and experience of Elan and Cytogen.

     12.2. The Company shall if appropriate conclude an administrative support agreement with Elan and/or Cytogen on such terms as the parties thereto shall in good faith negotiate. The management services required shall include one or more of the following management services which shall be requested by the Company:

            (a) accounting, financial and other services;

            (b) tax services;

            (c) insurance services;

            (d) human resources services;

            (e) legal and company secretarial services;

            (f) patent and related intellectual property services; and

            (g) all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required

            The foregoing list of services shall not be deemed exhaustive and may be changed from time to time upon written request by the Company.

            If Elan or Cytogen so requires, in good faith, Cytogen or Elan shall receive, at times and for periods mutually acceptable to the parties, employees of the other party (such employees to be acceptable to the receiving party in the matter of qualification and competence) for instruction in respect of the Elan Technology or the Cytogen Technology as the case may be as is necessary to further the Research and Development Programs.

            The employees received by Elan or Cytogen, as the case may be, shall be subject to obligations of confidentiality no stringent than those set out herein and such employees shall observe the rules, regulations and systems adopted by the party receiving the said employees for its own employees or visitors.

                                 ARTICLE XIII

                      MANUFACTURE AND SUPPLY ARRANGEMENTS

     13.1. If the Company elects to finance, develop and/or exploit the commercial production of a Product, the Company shall enter into a Supply Agreement with Cytogen or Elan or any Subsidiary of either to allow for the commercial production of such Product on behalf of the Company. The Supply Agreement shall be negotiated and agreed by the Parties as contemplated by the Business Plan or as otherwise agreed to by the Management Committee. The terms of the Supply Agreements shall be on normal commercial terms, and shall be negotiated in good faith by the Parties thereto. The determination of which of Cytogen or Elan shall be offered the first opportunity to enter into a Supply Agreement with the Company shall be made by the Company in good faith, based upon the relevant facts and circumstances, including the ability of Cytogen or Elan to manufacture the relevant Products and provide infrastructure and Product support, and the experience and reputation of such Party's in commercializing the relevant Product.

                                  ARTICLE XIV

            AUDITORS; REGISTERED OFFICE; ACCOUNTING REFERENCE DATE

     14.1. Unless otherwise agreed by the Shareholders and save as may be provided to the contrary herein;

          (a) The auditors of the Company shall be Arthur Anderson, LLP or such other auditors as may be chosen by Cytogen, which shall be reasonably satisfactory to Elan. Elan shall retain the right to have an audit conducted for their own internal purposes using another accounting.

          (b) The registered office of the Company shall be at such address as the Shareholders shall agree from time to time; and

          (c) The accounting reference date of the Company shall be 31 December in each Financial Year.

                                  ARTICLE XV

                          SHARE RIGHTS AND DIRECTORS

     15.1. All Shares shall be identical and shall rank pari passu, be of one class and shall carry the same voting rights, rights to appoint and remove Directors, rights to dividends and other rights as provided in the Articles, and be subject to the restrictions on the transfer and distribution of assets and other provisions set forth in the Clauses and as set forth in this Agreement.

                                  ARTICLE XVI

                     PROCEEDING OF DIRECTORS AND CHAIRMAN

     16.1.  The initial Chairman shall be a Director designated by Elan.

     16.2 The Chairman designated under Section 16.1 shall retire as Chairman at the first Annual Stockholders Meeting of the Company. Thereafter, each Shareholder, beginning with Cytogen, shall have the right, exercisable alternatively, of nominating one of the Directors to be Chairman of the Company for a period of one year. The Chairman shall hold office until the termination of the next Annual Stockholders Meeting following his appointment. If the Chairman is unable to attend any meeting of the Board, the Directors of the same designation shall be entitled to appoint another Director to act as Chairman in his place at the meeting. From and after the IPO, the Chairman shall be an individual (who may be a Director designated by either Cytogen or Elan) who shall be approved by the Directors, and who shall remain Chairman until his retirement or replacement by the Directors.

     16.3. In the case of an equality of votes at a meeting of the Board of the Company, the Chairman shall not be entitled to a second or casting vote.

     16.4. Any Shareholder removing a Director shall be responsible for and shall indemnify the other Shareholder and the Company against any claim by such Director in respect of dismissal arising from such removal.

     16.5. The Directors shall meet not less than four times in any year and all Directors' meeting shall be held at such location as shall be designated by the Board. The quorum for each such meetings shall be a majority of Directors, including at least one Cytogen Director and at least one Elan Director. In the event that a quorum cannot be convened as a result of the persistent refusal of a Shareholders' Directors to attend a meeting (which period shall not exceed 10 days), the provisions of Article XXIII shall be applicable.

                                 ARTICLE XVII

                   MATTERS REQUIRING SHAREHOLDERS' APPROVAL

     17.1. Unless otherwise agreed between the Shareholders in writing, until the earlier of the occurrence of the IPO and either Cytogen or Elan owning, directly or indirectly, fewer than 20% of the Shares (in which case, the rights described below shall lapse only with respect to such Shareholder and not the other Shareholder) the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure (insofar as they are able by the exercise of such rights and such powers) that neither the Company nor any Subsidiary of the Company shall without the prior approval of the Shareholders (which may be evidenced by a vote of their designated Directors).

            (a)  engage in any activity other than the Business;

            (b) sell the principal assets, undertaking or business of the Company;

            (c) appoint or dismiss a Director except in accordance with the rights conferred on the Shareholders under Article XVII to appoint and remove a Director;

            (d) create any fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of the undertaking, property or assets of the Company or of any Subsidiary, except for the purpose of securing the indebtedness of the Company to its bankers for sums borrowed in the ordinary and proper course of the Business;

            (e) borrow any sum (except from the Company's bankers in the ordinary and proper course of the Business) in excess of a maximum aggregate sum outstanding at any time of $15,000;

            (f) make any loan or advance or give any credit (other than normal trade credit) in excess of $15,000 to any Person, except for the purpose of making deposits with bankers;

            (g) give any guarantee or indemnity to secure the liabilities or obligations of any Party other than those which it is usual to give in the ordinary course of a business similar to the Business;

            (h) sell, transfer, lease, assign, or otherwise dispose of part of the undertaking, property and/or assets other than stock or assets (or any interest therein) which are surplus to the requirements of the Company or any Subsidiary, or contract so to do where the value of the undertaking property and/or assets exceed $15,000;

               (i) enter into any contract, arrangement or commitment involving expenditure on capital account or the realization of capital assets if the amount or the aggregate amount of such expenditure or realization by the Company, and all of the Subsidiaries of the Company would exceed $50,000 in any one year or in relation to any one project, and for the purpose of this paragraph the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into;

               (j)  issue any unissued shares or create or issue any new shares;

               (k) alter any rights attaching to any class of share in the capital of the Company or alter the Articles;

               (l) consolidate, sub-divide or convert any of the Company's share capital or in any way alter the rights attaching thereto;

               (m) create, acquire or dispose of any Subsidiary or of any shares in any Subsidiary;

               (n) enter into any partnership or profit sharing agreement with any Person other than arrangements with trade representatives and similar Persons in the ordinary course of business;

               (o) do or permit or suffer to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

               (p) issue any debentures or other securities convertible into shares or debentures or any share warrants or any options in respect of Shares;

               (q) enter into any material contract or transaction except in the ordinary and proper course of the Business on arm's length terms;

               (r) acquire, purchase or subscribe for any shares, debentures, mortgages or securities (or any interest therein) in any company, trust or other body;

               (s)  adopt any employee benefit program or incentive schemes;

               (t) engage any new employee at remuneration which could exceed the rate of $60,000 per annum; or

               (u) pay any remuneration to Directors designated by either of them as provided in Article VII by virtue of holding such office other than Directors who hold executive office.

                                 ARTICLE XVIII

                         THE BUSINESS PLAN AND REVIEWS


     18.1. The Directors and Shareholders shall meet together as soon as reasonably practicable after the date hereof and thereafter prior to the accounting reference date specified in Article XIV in any Financial Year to agree and approve the Business Plan for the following Financial Year, or any amendment or modification to the Business Plan, with at least one Director appointed by each Shareholder concurring.

     18.2. The Shareholders agree that the Management Committee shall submit to the Directors on 15th May, 15th August, 15th November, and 15th February or as soon as reasonably practicable thereafter in each Financial Year a report on the performance of the business activities of the Company and the Directors shall hold such meeting as may be necessary to review the performance of the Company against the Business Plan for the relevant year of trading.


                                  ARTICLE XIX

                              REVIEW AND DURATION

     19.1. This Agreement shall remain in force for a period of two years from the date hereof and thereafter, subject to the written agreement of the Shareholders, shall be renewed for successive periods of one year.

     19.2. The Shareholders shall meet together to review the performance of the Company not less than six months prior to the expiration of the initial two-year period and six months prior to the expiration of each successive one-year period referred to in Section 19.1. If following such review, either Shareholder determines that it does not wish or intend to renew or extend this Agreement as aforesaid, such Shareholder shall forthwith serve written notice of discontinuance upon the other Shareholder whereupon the provisions of Article XXI shall apply.

     19.3. The following provisions shall be applicable in the event of a termination of this Agreement or failure to renew this Agreement upon an applicable renewal date (each, a "Termination Date"):

            (a) In the event that the Termination Date shall have occurred after EIS shall have exercised the Exchange Right (as defined in the Securities Purchase Agreement) and, accordingly, owns Shares, the provisions of Article XXI shall be applicable and the provisions of Section 7.9(c) hereof shall survive such termination.

            (b) In the event that the Termination Date shall have occurred after EIS shall have elected to convert its Series A Preferred Stock of Cytogen and, accordingly, the Exchange Right shall have lapsed neither party shall have any additional rights hereunder, except that the provisions of Section 7.9(c) hereof shall survive such termination.

            (c) In the event that the Termination Date shall have occurred prior to the time that the Exchange Right shall have been exercised and prior to the time, if any, that the Series A Preferred Stock of Cytogen shall have been converted into Cytogen Common Stock, as a result of Cytogen's exercise of its right to terminate under Section 19.2 (or election not to continue the business of the Company), the ATS Products shall be transferred to or as directed by Elan in the manner described in the Securities Purchase Agreement and neither party shall have any additional rights hereunder, except the provisions of Section 7.9(c) hereof shall survive such termination, but the royalty rate shall be [*] rather than [*], of Net Sales. [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

            (d) In the event that the Termination Date shall occurred prior to the time that the Exchange Right shall have been exercised and prior to the time, if any, that the Series A Preferred Stock of Cytogen shall have been converted into Cytogen Common Stock, as a result of any reason other than described in clause (c) above, the ATS Products shall be transferred to or as directed by Elan in the manner described in the Securities Purchase Agreement and neither party shall have any additional rights hereunder, except that the provisions of Section 7.9(c) hereof shall survive such termination but the royalty rate shall be [*], rather than [*], of Net Sales. [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]



                                  ARTICLE XX

                       TRANSFER OF OR CHARGING OF SHARES

     20.1. No Shareholder shall transfer any of its Shares or Loans to any other Person (other than to any Affiliates, in whose hands the same restriction on further transfer shall apply) without the prior written consent of the other.

     20.2. No Shareholder shall transfer, create or dispose of any interests in or over any of its Shares or Loans except:

            (a) by a transfer of the entire and legal beneficial interest in all its Shares and Loans; and

            (b) to a transferee as permitted by this Agreement.

     20.3. No Shareholder shall, except with the prior written consent of the other Shareholder, create or permit to subsist any pledge, lien or charge over, or grant any option or other rights or dispose of any interest in, all or any of the Shares held by it (other than by a transfer of such Shares in accordance with the provisions of this Agreement) or in any Loans (or

*-INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.

part thereof) made by it to the Company unless any Person in whose favor any such pledge, lien, or charge is created or permitted to subsist or such option or rights are granted or such interest is disposed of shall be expressly subject to and bound by all the limitations and provisions which are embodied in this Agreement.

                                  ARTICLE XXI

                                  REALIZATION

     21.1. For the purpose of Article XXI "Relevant Event" is committed or suffered by a Shareholder if:

            (a) an event specified in Section 19.3(a) shall have occurred; or

            (b) it commits a material breach of its obligations under this Agreement and, in the case of a breach capable of remedy, fails to remedy it within 30 days of being specifically required in writing to do so by the other Shareholder; or

            (c) a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 20 days; or

            (d) it is unable to pay its debts in the normal course of business;
or

            (e) it ceases or threatens to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without the prior written consent of the other Shareholder (such consent not to be unreasonably withheld); or

            (f) the appointment of a liquidator, receiver, administrator, receiver, examiner, trustee or similar officer of such Shareholder or over all or a substantial part of its assets;

            (g) if an application or petition for bankruptcy, corporate reorganization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction is filed and is not discharged within 30 days, or if a shareholder applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Shareholder are for any reason seized, confiscated or condemned; or

            (h) a Person who is not a shareholder of a Shareholder or its Affiliates on the date of this Agreement acquiring control of that Shareholder.

     21.2. If either Shareholder commits or suffers a Relevant Event, the other Shareholder shall be entitled, within three months of its becoming aware of the occurrence of the Relevant Event, to require the defaulting Shareholder (the "Recipient Shareholder") to sell to the non defaulting Shareholder (the "Proposing Shareholder") all (but not less than all) of the Shares held or beneficially owned by the Recipient Shareholder. The Proposing Shareholder shall notify the Recipient Shareholder of the exercise of this option by delivering written notice to the Recipient Shareholder stating that the option is exercised.

     21.3. The Recipient Shareholder will be obliged within 60 days of receipt of such offer to either (a) accept such offer or (b) make a written counter offer in which the price per share must be at least 10% higher than in the offer received from the Proposing Shareholder. The counter offer must be an offer to purchase all (but not less than all) of the Shares of the Proposing Shareholder.

     21.4. The Proposing Shareholder will be obliged within seven days from the date on which it receives the counter offer to either (a) accept the counter offer or (b) make a written second counter offer in which the price per share must be at least 10% higher than the counter offer received from the Recipient Shareholder. The second counter offer must be an offer to purchase all (but not part only) of the shares of the Recipient Shareholder.

     21.5. The Recipient Shareholder will be obliged within seven days from the date on which it receives the second counter offer to either (a) accept the second counter offer, or (b) to purchase all of the shares of the Proposing Shareholder for an amount which is 10% higher than the price per share at which the Proposing Shareholder offered to purchase the Shares of the Recipient Shareholder in the second counter offer. The foregoing provisions relating to bidding in 10% higher increments, as described in this Article XXI shall continue until one of the Shareholders has elected to discontinue bidding.

     21.6. Time shall be of the essence and a failure to respond to an offer or any counter offer within the permitted time period shall be deemed to constitute acceptance of such offer or counter offer.

     21.7. The Shareholder who has accepted or is deemed to have accepted an offer or counter offer made pursuant to the provisions of this Section 22 shall deliver to the other Shareholder within 30 days of the date of acceptance or deemed acceptance (or three days following the issuance of any regulatory consent required to effect such sale) a duly executed transfer of all its shares in favor of the other Shareholder (or as it may direct) upon full payment of the relevant price for such shares. The Shareholders shall each use their best endeavors to procure the issuance of any such regulatory consents as soon as possible. The shares so transferred shall be deemed to be sold by the transferor as beneficial owner with effect from the date of such transfer free from any lien, charge or encumbrance with all rights attaching thereto.

     21.8. In the alternative to the procedure set out in Sections 21.2 to 21.7, if either Shareholder commits or suffers a Relevant Event, the other Shareholder shall be entitled, within three months of its becoming aware of the occurrence of the Relevant Event, to serve a written notice ("Warning Notice") on the other Shareholder stating that it intends to serve a Winding-Up Notice (as hereinafter defined) on the Company. A Warning Notice may be withdrawn before the expiry of 60 days after it has been served ("the Warning Period"). Within 30 days of the expiry of the Warning Period during which period the relevant warning notice shall not have been withdrawn, the Party serving the Warning Notice may at any time serve a further written notice

("the Winding-Up Notice") on the other Shareholder requiring that the Company be wound up, whereupon the Shareholders shall be bound to take all such steps as may be necessary to wind up the Company forthwith and in an orderly and efficient manner.

                                 ARTICLE XXII

                             EXPERT DETERMINATION

     22.1. Should any dispute or difference arise between Elan and Cytogen or between Elan or Cytogen, and the Company, during the period that this Agreement is in force, then either Party shall forthwith give to the other notice of such dispute or difference, and such dispute or difference shall be and is hereby referred to such expert as the Parties in dispute may agree (the "Independent Expert"). In the event that the parties are unable or unwilling to agree upon an Independent Expert, or the Independent Expert declines to accept the appointment or after the appointment is incapable of acting or dies, the Parties, in the absence of agreement on a replacement within a period of seven days, shall forthwith request the American Arbitration Association in New York City to appoint a replacement to constitute the Independent Expert. The Independent Expert shall act as an expert and not as an arbitrator. The fees of the Independent Expert shall be shared equally between the Parties in dispute. The Independent Expert shall be entitled to inspect and examine all documentation and any other material which he may consider to be relevant to the dispute. He shall afford each Party a reasonable opportunity (in writing or orally) of stating reasons in support of such contentions as each Party may wish to make relative to the matters under consideration. The Independent Expert shall give notice in writing of his determination to the Parties within such time as may be stipulated in his terms of appointment or in the absence of such stipulation, within two weeks from the reference of the dispute or difference to him. Any determination by the Independent Expert of a dispute of difference shall be final and binding on the Parties unless written notice of rejection of the determination is given by one Party to the other Party within 21 days from the date of the relevant determination. Any such rejection shall constitute a "Deadlock" for the purposes of Article XXI and the rejecting Party shall be deemed to be Proposing Shareholder.

                                 ARTICLE XXIII

                     PROCEDURE IN THE EVENT OF A DEADLOCK

     23.1. For the purpose of this Article XXIII a "Deadlock" means any cause where the Shareholder notifies the other Shareholder in writing that they consider an irreconcilable deadlock has arisen at Director, Shareholder or Management Committee level with respect to any material item or matter relating to the Business or the Company, and identifying the matter in dispute. A Deadlock may only arise relating to a material item or matter; all immaterial items or matters shall not give rise thereto; a material item or matter means one that could reasonably be expected to have a material or significant effect on the Company's business, financial condition or prospects.

     23.2. In any case of Deadlock each of the Shareholders shall within 10 days of the Deadlock arising, cause its appointees on the Board or the Management Committee, as the case may be, to prepare and circulate to the other Shareholder and the other Directors a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting that position. Each memorandum or statement shall be considered by the chief executive officer of each Shareholder to which it is addressed who shall endeavor to resolve the Deadlock. Each Shareholder agrees upon a resolution or disposition of the matter, they shall execute a statement setting out the agreed terms. The Shareholders shall exercise the voting rights and other powers available to them in relation to the Company to procure that the agreed terms are fully and promptly carried into effect.

     23.3.  If the Deadlock is not resolved or disposed of in accordance with
Section 23.2. within 30 days after expiry of the seven-day period, or such longer period as the Shareholders agree in writing, and if it prevents the Company or a Subsidiary from continuing to achieve its business purposes, either Shareholder may (if they have not previously done so) refer the matter to an expert pursuant to the provisions of Article XXII, and the provisions of Article XXI shall otherwise be applicable.

                                 ARTICLE XXIV

                                  WINDING UP

     24.1. In the event of the Company being wound up by way of the Shareholder's voluntary winding up, the Shareholders will procure that the liquidator is a member of the American Institute of Certified Public Accounts ("AICPA") or member of the Bar of any state acceptable to both Shareholders, or in default of agreement, nominated by the President of the AICPA.

     24.2. The Shareholders shall prove in the winding up of the Company to the maximum extent permitted by applicable law for all sums due or to fall due to them respectively from the Company and shall exercise all rights of set-off and generally do all such other acts and things as may be available to them in order to obtain the maximum receipts and recoveries.

                                  ARTICLE XXV

                                CONFIDENTIALITY

     25.1. The Shareholders and the Company acknowledge that it may be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the Field, the Products, processes, and services of the disclosing Party.

     25.2. The Shareholders and the Company agree that the information to be disclosed by Cytogen and Elan to the Company may include trade secrets, know-how and other proprietary information and data regarding the Technology. It is agreed that the information to be disclosed by the Company to Cytogen and Elan may include trade secrets, know-how and other proprietary information and data regarding the Compounds or the Products.

     25.3. The foregoing shall be referred to collectively as "Confidential Information". Any Confidential Information revealed by a Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement, and for no other purpose.

     25.4. Each Party agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each Party agrees that it will exercise the same degree of care and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party, as the receiving Party would exercise to preserve its own proprietary and confidential information. Each Party agrees that it will, upon request of a Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by, such Party.

     25.5. Any breach of this Article XXV by any of the Persons informed by one of the Shareholders is considered a breach by the Party itself.

          Confidential Information shall not be deemed to include:

            (a) Information that is in the public domain.

            (b) Information which is made public by the disclosing Party.

            (c) Information which is independently developed by a Party.

            (d) Information that is published or otherwise becomes part of the public domain without any disclosure by a Party, or on the part of a Party's directors, officers, agents, representatives or employees.

            (e) Information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source, to the best of the Party's knowledge, did not acquire this information on a confidential basis; and

            (f) Information which the receiving Party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof or otherwise required by law.

     25.6. The provisions relating to confidentiality in this Article XXV shall remain in effect during the term of this Agreement, and for a period of seven years following the expiration or earlier termination of this Agreement.

     25.7. The Shareholders agree that the obligations of this Article XXV are necessary and reasonable in order to protect the Shareholders' respective businesses, and each Party expressly agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Shareholders agree and acknowledge that any such violation or threatened violation will cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, any Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this
Article XXV, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.


                                 ARTICLE XXVI

                             SHAREHOLDERS' CONSENT

     26.1. Where this Agreement provides that any particular transaction or matter requires the consent, approval or agreement of any Shareholder, such consent, approval or agreement may be given subject to such terms and conditions as that Shareholder may impose and any breach of such terms and conditions by any Persons subject thereto shall ipso facto be deemed to be a breach of the terms of this Agreement.


                                 ARTICLE XXVII

                                     COSTS

     27.1. The Company shall bear the legal and other costs of the Parties incurred in relation to preparing and concluding this Agreement and the related agreements and other documents.

     27.2. All costs, legal fees, registration fees and other expenses, including the costs and expenses incurred in relation to the incorporation of the Company, shall be borne by the Company.

                                ARTICLE XXVIII

                                    GENERAL

     28.1. Each of the Parties hereto undertakes with the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement and the Clauses.

     28.2. The Parties hereto shall use their respective reasonable endeavors to procure that any necessary third Party shall do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect.

     28.3. Where either Shareholder is required under this Agreement to exercise its powers in relation to the Company to procure a particular matter or thing such obligation shall be deemed to include an obligation to exercise its powers both as a Shareholder and as a Director (where applicable) of the Company and to procure that any Director appointed by it (whether alone or jointly with any other Person) shall procure such matter or thing.

     28.4. Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

     28.5. Nothing contained in this Agreement is intended or is to be construed to constitute Elan and Cytogen as partners, or Elan as an employee of Cytogen, or Cytogen as an employee of Elan. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the Party or to bind the other Party to any contract, agreement or undertaking with any third Party.

     28.6. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     28.7. Any notice to be given under this Agreement shall be sent in writing by registered or recorded delivery post or telecopied to:

                         Elan at:

                         Elan Corporation, plc
                         Monksland, Athlone
                         County Westmeath
                         Ireland
                         Attention: Chief Financial Officer
                         Telefax: 353-902-92427

                         copy to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, NY 10112
                         Attention: David Robbins, Esq.
                         Telefax: (212) 408-2420

                         Cytogen at:

                         Cytogen Corporation
                         600 College Road East
                         Princeton, New Jersey 08540-5308
                         Attention: Chief Financial Officer
                         Telefax: (609) 951-9298

                         copy to:

                         Dewey Ballantine
                         1301 Avenue of the Americas
                         New York, NY 10019
                         Attention: Frederick W. Kanner, Esq.
                         Telefax: (212) 259-6333

                         the Company at:

                         Targon Corporation
                         600 College Road East
                         Princeton, New Jersey 08540
                         Attention: Chief Executive Officer
                         Telefax: (609) 951-9298
                         copy to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, NY 10112
                         Attention: David Robins, Esq.
                         Telefax: (212) 408-2420

                         copy to:

                         Dewey Ballantine
                         1301 Avenue of the Americas
                         New York, NY 10019
                         Attention: Frederick W. Kanner, Esq.
                         Telefax: (212) 259-6333

or to such other address(es) as may from time to time be notified by either Party to the other hereunder.

          Any notice sent by mail shall be deemed to have been delivered within seven working days after dispatch and any notice sent by telecopy shall be deemed delivered within 24 hours of the time of the dispatch. Notices of change of address shall be effective upon receipt.

     28.8. This Agreement shall be governed by and construed in accordance with the laws of Delaware and the Parties agree to submit to the jurisdiction of any federal or state court sitting in New York City for the resolution of disputes hereunder.

     28.9. If any provision in this Agreement is agreed by the Parties to be, deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

     28.10. No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorized representative of both Parties.

     28.11. No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

     28.12. The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties. Except as otherwise provided herein, references to articles, paragraphs, clauses and appendices are to those contained in this Agreement.

     28.13. None of the Parties may assign their rights and obligations hereunder without the prior written consent of the other Parties. Elan and/or Cytogen shall have the right to delegate or subcontract all or any portion of their duties hereunder to their respective Affiliates; provided, that Elan or Cytogen, as the case may be, guarantees the performance by such Affiliate of the obligations of Elan or Cytogen, as the case may be under this Agreement.

     28.14. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

     28.15. This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day first set forth above.


                                  ELAN CORPORATION, PLC


                                  By: /s/   Donal Geaney
                                     ---------------------------------
                                     Name:  Donal Geaney
                                     Title: CEO



                                  CYTOGEN CORPORATION


                                  By: /s/   Thomas J. McKearn
                                     ---------------------------------
                                     Name:  Thomas J. McKearn
                                     Title: Chairman, President and CEO


                                  TARGON CORPORATION


                                  By: /s/   Michael Sember
                                      ---------------------------------
                                     Name:  Michael Sember
                                     Title: CEO and Chairman

                               LIST OF EXHIBITS

EXHIBIT A            Business Plan of Targon Corporation

EXHIBIT B            List of ATS Compounds

EXHIBIT C            List of Cytogen Compounds

EXHIBIT D            Certificate of Incorporation and Bylaws of Targon
                     Corporation